As filed with the Securities and Exchange Commission on February 13, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

American Public Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8221 (Primary Standard Industrial Classification Code Number)	01-0724376 (I.R.S. Employer Identification Number)

111 W. Congress Street
Charles Town, WV 25414
(304) 724-3700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Harry T. Wilkins
Executive Vice President and Chief Financial Officer
American Public Education, Inc.
111 W. Congress Street
Charles Town, WV 25414
(304) 724-3700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Michael J. Silver Thene M. Martin William I. Intner Hogan & Hartson LLP 111 South Calvert Street Baltimore, Maryland 21202 Telephone: (410) 659-2700	Larry A. Barden Robert L. Verigan Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 Telephone: (312) 853-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-148851
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate Offering	Amount of
Title of Each Class of Securities to be Registered	Registered (1)(2)	Per Share (3)	Price	Registration Fee
Common Stock, $0.01 par value per share	515,000	$35.50	$18,282,500	$718.50

(1)	Includes 116,000 shares of common stock that the underwriters have the option to purchase to cover over allotments, if any.

(2)	The 515,000 shares being registered under this Registration Statement are in addition to the 3,834,675 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-148851).

(3)	Based on the public offering price.

     This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE
     This registration statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of American Public Education, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm. This registration statement relates to the Company’s registration statement on Form S-1, as amended (File No. 333-148851), initially filed by the Company on January 25, 2008 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 13, 2008. The Company is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by one of the Selling Stockholders named in the original registration statement by 515,000 shares, 116,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock to cover over-allotments, if any. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1, as amended (File No. 333-148851), including the exhibits and the power of attorney thereto, are incorporated by reference into this registration statement.
UNDERTAKING
     The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on February 14, 2008); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than February 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charles Town, State of West Virginia, on February 13, 2008.

AMERICAN PUBLIC EDUCATION, INC.

/s/ Wallace E. Boston, Jr.

By:	Name: Wallace E. Boston, Jr.
Title: President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed on February 13, 2008 by the following persons in the capacities indicated.

Name	Title

/s/ Wallace E. Boston, Jr. Wallace E. Boston, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Harry T. Wilkins Harry T. Wilkins	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors
Phillip A. Clough

*	Director
Jean C. Halle

*	Director
Timothy W. Weglicki

*	Director
J. Christopher Everett

*	Director
F. David Fowler

*By:	/S/ Wallace E. Boston, Jr.

Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Hogan & Hartson L.L.P.

23.1	Consent of McGladrey & Pullen, LLP.

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page included with the Company’s registration statement on Form S-1 (Registration No. 333-148851))